EXHIBIT 16.1

June 24, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Smartmetric, Inc.’s Form 8-K dated May 4, 2010, and we agree with the statements made regarding our firm.

Yours truly,

/s/ KBL LLP

KBL LLP